Exhibit 5(a)(i)


                                                      October 3, 2003




Southwestern Electric Power Company.
1 Riverside Plaza
Columbus, Ohio  43215

Ladies and Gentlemen:

                  We have acted as counsel to Southwestern Electric Power Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (Registration Statement No. 333 - 108045) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to $113,403,000 Series B Junior Subordinated Debentures due September 1, 2043 (the "Subordinated Debentures") issued under a Subordinated Indenture dated as of September 1, 2003, as supplemented by a First Supplemental Indenture dated as of October 1, 2003 (the "Subordinated Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"); and a Guarantee Agreement dated as of September 1, 2003 (the "Guarantee) between the Company and The Bank of New York, as Trustee (the "Guarantee Trustee"), in connection with the Flexible Trust Preferred Securities of SWEPCo Capital Trust I.

                  We have examined the Registration Statement and the Subordinated Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee; (2) the Guarantee Agreement is the valid and legally binding obligation of the Guarantee Trustee; and (3) the Company is validly existing under the laws of Delaware.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. The Subordinated Debentures constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.


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Southwestern Electric Power Company
SWEPCo Capital Trust I                  -2-                      October 3, 2003


                  2. The Guarantee constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                  Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5(b) to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                            Very truly yours,


                                            /s/ Simpson Thacher & Bartlett LLP
                                            ----------------------------------
                                            SIMPSON THACHER & BARTLETT LLP